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                                                                    EXHIBIT 2.10

                           FIVE YEAR CREDIT AGREEMENT

                            Dated as of June 18, 2001

     AMVESCAP PLC, a company organized under the laws of England and Wales, and its successors (the "Borrower"), the banks, financial institutions and other
                     --------
institutional lenders (the "Initial Lenders") listed on the signature pages
                            ---------------
hereof, the co-agents listed on the signature pages hereof, CITIBANK, N.A. ("Citibank"), BANK OF AMERICA, N.A. ("Bank of America") and HSBC BANK PLC
  -------                             ---------------
("HSBC"), as co-syndication Agents (the "Co-Syndication Agents") for the Lenders
  ----                                   ---------------------
(as hereinafter defined) and Bank of America, as funding agent (the "Funding
                                                                     -------
Agent"; the Funding Agent and the Co-Syndication Agents are collectively, the
-----
"Agents"), agree as follows:
 -----

     PRELIMINARY STATEMENTS:

     The Borrower has requested that the Lenders provide the Borrower with a revolving credit facility in an initial principal amount of up to $900,000,000. The Lenders have agreed, subject to the terms and conditions of this Agreement, to provide such credit facility to the Borrower.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          Section 1.01 Certain Defined Terms. As used in this Agreement, the
                       ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adjusted Debt" outstanding on any date means the sum, without
           -------------
     duplication, of (a) the aggregate principal amount of all Debt of the Borrower and its Subsidiaries, on a Consolidated basis, outstanding on such date of the kinds referred to in clauses (a), (c), (d), (e), (f) and (h) of the definition of "Debt" and (b) the aggregate principal amount of all Debt of the Borrower and its Subsidiaries, on a consolidated basis, outstanding on such date of the kinds referred to in clause (i) of the definition of Debt that relates to Debt of other Persons of the kinds referred to in clauses (a), (c), (d), (e), (f) and (h) of the definition of "Debt".

          "Advance" means an advance by a Lender to the Borrower as part of a
           -------
     Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "Type" of Advance).
                                ----
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          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
     or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agents" has the meaning specified in the recital of parties to this
           ------
     Agreement.

          "Anniversary Date" means June 18, 2002 and June 18 of each succeeding
           ----------------
     calendar year occurring during the term of this Agreement.

          "Applicable Lending Office" means, with respect to each Lender, such
           -------------------------
     Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance.

          "Applicable Margin" means, as of any date, a percentage per annum
           -----------------
     determined by reference to the Performance Level applicable on such date as set forth below:

-----------   ---------------------   --------------------------
Performance   Applicable Margin for      Applicable Margin for
   Level       Base Rate Advances     Eurocurrency Rate Advances
-----------   ---------------------   --------------------------
     I                 0%                         0.400%
-----------   ---------------------   --------------------------
     II                0%                         0.460%
-----------   ---------------------   --------------------------
    III                0%                         0.525%
-----------   ---------------------   --------------------------
     IV                0%                         0.650%
-----------   ---------------------   --------------------------
     V                 0%                         0.700%
-----------   ---------------------   --------------------------

     For purposes of this definition, the Performance Level shall be determined as at the end of each fiscal quarter of the Borrower based upon the calculation of the Debt/EBITDA Ratio for such fiscal quarter set forth in the compliance certificate delivered pursuant to Section 5.01(j)(i) or
     (ii). The Applicable Margin shall be adjusted (if necessary) upward or downward as of the first day of each fiscal quarter to reflect the Performance Level as of the last day of the immediately preceding fiscal quarter; provided that if such compliance certificate is delivered after the first day of a fiscal quarter, such adjustment shall be made on the first day following the delivery of such compliance certificate and shall be deemed to have become effective as of the first day of such fiscal quarter.

          "Applicable Percentage" means, as of any date, a percentage per annum
           ---------------------
     determined by reference to the Performance Level applicable on such date as set forth below:

                                       2
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-----------   ----------
Performance   Applicable
   Level      Percentage
-----------   ----------
     I          0.100%
-----------   ----------
    II          0.115%
-----------   ----------
    III         0.125%
-----------   ----------
    IV          0.200%
-----------   ----------
     V          0.300%
-----------   ----------

     For purposes of this definition, the Performance Level shall be determined as at the end of each fiscal quarter of the Borrower based upon the calculation of the Debt/EBITDA Ratio for such fiscal quarter set forth in the compliance certificate delivered pursuant to Section 5.01(j)(i) or
     (ii). The Applicable Percentage shall be adjusted (if necessary) upward or downward as of the first day of each fiscal quarter to reflect the Performance Level as of the last day of the immediately preceding fiscal quarter; provided that if such compliance certificate is delivered after the first day of a fiscal quarter, such adjustment shall be made on the first day following the delivery of such compliance certificate and shall be deemed to have become effective as of the first day of such fiscal quarter.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
     into by a Lender and an Eligible Assignee, and accepted by the Funding Agent, in substantially the form of Exhibit C hereto.

          "Assuming Lender" means an Eligible Assignee not previously a Lender
           ---------------
     that becomes a Lender hereunder pursuant to Section 2.05(b) or 2.17.

          "Assumption Agreement" means an agreement in substantially the form of
           --------------------
     Exhibit D hereto by which an Eligible Assignee agrees to become a Lender hereunder pursuant to Section 2.05(b) or 2.17, in each case agreeing to be bound by all obligations of a Lender hereunder.

          "Bank of America" has the meaning specified in the recital of parties
           ---------------
     to this Agreement.

          "Base Rate" means a fluctuating interest rate per annum in effect from
           ---------
     time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by Bank of America from time to time as Bank of America's prime rate;

               (b) 1/2 of one percent per annum above the Federal Funds Rate.

          "Base Rate Advance" means an Advance denominated in Dollars that bears
           -----------------
     interest as provided in Section 2.07(a)(i).

          "Borrower" has the meaning specified in the recital of parties to this
           --------
     Agreement.

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

          "Borrowing" means a borrowing consisting of simultaneous Advances of
           ---------
     the same Type made by each of the Lenders pursuant to Section 2.01.

          "Business Day" means a day of the year other than a day on which banks
           ------------
     are required or authorized by law to close in New York City and Charlotte, North Carolina and, if the applicable Business Day relates to any Eurocurrency Rate Advances, a day on which dealings are carried on in the London interbank market and banks are open for business in London.

          "Capital Leases" means all leases that have been or should be, in
           --------------
     accordance with UK GAAP, recorded as capital leases.

          "Citibank" has the meaning specified in the recital of parties to this
           --------
     Agreement.

          "Commitment" means, as to any Lender, the Dollar amount set forth
           ----------
     opposite its name on the signature pages hereof or, if such Lender has entered into any Assumption Agreement or Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by the Funding Agent pursuant to Section 8.07(d), in each case as such amount may be reduced pursuant to Section 2.05(a) or increased pursuant to Section 2.05(b).

          "Confidential Information" means information that the Borrower or its
           ------------------------
     Subsidiaries furnishes to the Funding Agent, any Co-Syndication Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public (other than as a result of a breach by the Funding Agent, any Co-Syndication Agent or any Lender of its obligations hereunder) or that is or becomes available to such Agent or such Lender from a source or Person other than the Borrower or its Subsidiaries (which Person is not known by such Agent or such Lender, as the case may be, to be subject to a confidentiality agreement).

          "Consenting Lender" has the meaning specified in Section 2.17(b).
           -----------------

          "Consolidated" refers to the consolidation of accounts in accordance
           ------------
     with UK GAAP.

          "Convert", "Conversion" and "Converted" each refers to a conversion of
           -------    ----------       ---------
     Advances of one Type into Advances of the other Type pursuant to Section
     2.08 or 2.09.

          "Co-Syndication Agents" has the meaning specified in the recital of
           ---------------------
     parties to this Agreement.

          "Debt" of any Person means, without duplication, (a) all indebtedness
           ----
     of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business and payable on customary terms), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) (other than trade payables incurred in the ordinary course of such Person's business and payable on customary terms), (e) all obligations of such Person as lessee under Capital Leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all net payment obligations of such Person in respect of Hedge Agreements on the date of determination, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through a written agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          "Debt/EBITDA Ratio" means, as of any date of determination, the ratio
           -----------------
     of Adjusted Debt to EBITDA for each period of four consecutive fiscal quarters of the Borrower ended on or immediately prior to such time.

          "Default" means any Event of Default or any event that would
           -------
     constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Disclosed Litigation" has the meaning specified in Section 4.01(i).
           --------------------

          "Dollars" and the "$" sign each means lawful money of the United
           -------           -
     States of America.

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
     office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Funding Agent.

          "EBITDA" means, for any period, net income (or net loss) of the
           ------
     Borrower and its Subsidiaries, on a Consolidated basis plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense and (e) extraordinary losses and exceptional losses, minus extraordinary gains and exceptional gains, in each case determined in accordance with UK GAAP for such period; provided, that, for purposes of calculating EBITDA for the Borrower and its Subsidiaries for any period, the EBITDA of any Person (or assets or division of such Person) acquired by the Borrower or any of its

     Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition occurred on the first day of such period).

          "Effective Date" has the meaning specified in Section 3.01.
           --------------

          "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender;
           -----------------
     (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets of at least $1,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets of at least $1,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets of at least $1,000,000,000; (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets of at least $500,000,000 and (viii) any other Person approved by the Agents and the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Equivalent" in Dollars of Sterling on any date means the equivalent
           ----------
     in Dollars of Sterling determined by using the quoted spot rate at which Bank of America's principal office in London offers to exchange Dollars for Sterling in London at 11:00 A.M. (London time) two Business Days prior to such date, and the "Equivalent" in Sterling of Dollars means the equivalent
                         ---------
     in Sterling of Dollars determined by using the quoted spot rate at which Bank of America's principal office in London offers to exchange Sterling for Dollars in London at 11:00 A.M. (London time) two Business Days prior to such date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of
           ---------------
     ERISA is a member of any Loan Party's controlled group, or under common control with any Loan Party, within the meaning of Section 414 (b) or (c) of the Internal Revenue Code or, for purposes of Sections 412(c)(ii) and 412(u) of the Internal Revenue Code, under Section 414(m) or (o) of the Internal Revenue Code.

          "ERISA Event" means (a) (i) the occurrence of a reportable event,
           -----------
     within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) at the time when the requirements of subsection
     (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are applicable to any Loan Party or any ERISA Affiliate an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to a Plan within the following 30 days; (b) the filing by any Loan Party or any ERISA Affiliate of an application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA on the assets of any Loan Party or any ERISA Affiliate shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring any Loan Party or any ERISA Affiliate to provide security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan, provided, however, that the event or condition set forth in Section 4042(a)(4) of ERISA shall be an ERISA Event only if the PBGC has notified any Loan Party or any ERISA Affiliate that it has made a determination under such section or that it is considering termination of a Plan on such grounds.

          "Eurocurrency Lending Office" means, with respect to any Lender, the
           ---------------------------
     office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Funding Agent.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
     Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurocurrency Rate" means, for any Interest Period for each
           -----------------
     Eurocurrency Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing
     (a) the average (rounded upward to the nearest whole multiple of 1/100th of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or Sterling, as the case may be, are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period. The Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing shall be determined by the Funding Agent on the basis of applicable rates furnished to and received by the Funding

     Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

          "Eurocurrency Rate Advance" means an Advance that bears interest as
           -------------------------
     provided in Section 2.07(a)(ii).

          "Eurocurrency Rate Reserve Percentage" for any Interest Period for all
           ------------------------------------
     Eurocurrency Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.
           -----------------

          "Existing Debt" means the Debt of the Borrower and its Subsidiaries
           -------------
     outstanding as of the Effective Date, as listed on Schedule 3.01(v).

          "Extension Date" has the meaning specified in Section 2.17(b).
           --------------

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
     rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Funding Agent from three Federal funds brokers of recognized standing selected by it.

          "Funding Agent" has the meaning specified in the recital of parties to
           -------------
     this Agreement.

          "Funding Agent's Account" means (a) in the case of Advances
           -----------------------
     denominated in Dollars the account of the Funding Agent maintained by the Funding Agent at Bank of America with its office at Charlotte, North Carolina, ABA No. 053000196, Account No. 1366210022506 Re: INVESCO,
     Attention: Corporate Credit Support and (b) in the case of Advances denominated in Sterling, the account of the Funding Agent maintained by the Funding Agent at Midland Bank PLC with its office at 110 Cannon Street, EC4N 6AA London, England, for the account of Bank of America, N.A., Account # 00478549 Ref: INVESCO.

          "Guarantors" means INVESCO, Inc., a Delaware corporation, INVESCO
           ----------
     North American Holdings, Inc., a Delaware corporation, AIM Management Group Inc., a Delaware corporation, AIM Advisors, Inc., a

     Delaware corporation and upon the execution and delivery of an Assumption of Guaranty (as defined in the Guaranty) pursuant to Section 5.01(h) by any other Subsidiary of the Borrower, such other Subsidiary.

          "Guaranty" has the meaning specified in Section 3.01(d)(iv).
           --------

          "Hedge Agreements" means interest rate swap, cap or collar agreements,
           ----------------
     interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

          "Information Memorandum" means the information memorandum dated May 1,
           ----------------------
     2001 used by the Agents in connection with the syndication of the Commitments.

          "Initial Lenders" has the meaning specified in the recital of parties
           ---------------
     to this Agreement.

          "Insufficiency" means, with respect to any Plan, the amount, if any,
           -------------
     of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Interest Period" means, for each Eurocurrency Rate Advance comprising
           ---------------
     part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurocurrency Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period for each Eurocurrency Rate Advance shall be one, two, three or six months, as the Borrower may, upon notice received by the Funding Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (i) the Borrower may not select any Interest Period that ends after the Termination Date;

               (ii) Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Investment" in any Person means any purchase or other acquisition of
           ----------
     any capital stock, warrants, rights, options, obligations or other securities or all or substantially all of the assets of such Person, any capital contribution to such Person or any other investment in such Person (other than a loan or advance), including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (h) and (i) of the definition of "Debt" in respect
                                                              ----
     of such Person.

          "Lenders" means the Initial Lenders, each Assuming Lender and each
           -------
     Person that shall become a party hereto pursuant to Section 8.07(a), (b) and (c).

          "Lien" means any lien, security interest or other charge or
           ----
     encumbrance of any kind, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means this Agreement, the Notes and the Guaranty.
           --------------

          "Loan Parties" means the Borrower and each Guarantor.
           ------------

          "Material Adverse Change" means any material adverse change in the
           -----------------------
     business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
     business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Funding Agent, any Co-Syndication Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrower to perform its obligations under this Agreement or any Note.

          "Material Subsidiary" means each Subsidiary of the Borrower to which
           -------------------
     as of the end of any fiscal year of the Borrower is attributed twenty percent or more of the Consolidated pre-tax income of the Borrower and its Subsidiaries taken as a whole, determined by reference to the most recent annual audited financial statements delivered by the Borrower to the Lenders pursuant to Section 5.01(j) or, in the case of any Subsidiary of the Borrower that is acquired or is merged with or into any other Subsidiary of the Borrower, determined by reference to the pro forma financial statements of the Borrower and its Subsidiaries prepared in accordance with UK GAAP as of the most recent fiscal year end of the Borrower, giving effect to such acquisition or merger as if such transaction had been consummated as of the last day of such fiscal year.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section
           ------------------
     4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in
           ----------------------
     Section 4001(a)(15) of ERISA, that is maintained for current or former employees of any Loan Party or any ERISA Affiliate and at least one Person other than such Loan Party and the ERISA Affiliates.

          "Non-Consenting Lender" has the meaning specified in Section 2.17(b).
           ---------------------

          "Note" means a promissory note of the Borrower payable to the order of
           ----
     any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

          "Notice of Borrowing" has the meaning specified in Section 2.02(a).
           -------------------

          "PBGC" means the Pension Benefit Guaranty Corporation (or any
           ----
     successor).

          "Performance Level" means, as of any date of determination, the level
           -----------------
     set forth below as then applicable:

     I    Debt/EBITDA Ratio is less than or equal to 1.00:1.00.

          II Debt/EBITDA Ratio is greater than 1.00:1.00 but less than or equal to 1.75:1.00.

          III Debt/EBITDA Ratio is greater than 1.75:1.00 but less than or equal to 2.25:1.00.

          IV Debt/EBITDA Ratio is greater than 2.25:1.00 but less than or equal to 2.75:1.00.

          V    Debt/EBITDA Ratio is greater than 2.75:1.00.

          "Permitted Liens" means such of the following as to which no
           ---------------
     enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments or other governmental charges being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by UK GAAP shall have been made and maintained in accordance with UK GAAP and past practices of the Borrower and its Subsidiaries therefor; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by UK GAAP shall have been made therefor; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property; (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay; and (e) leases or subleases granted to others, easements, rights of way and other encumbrances on title to real property that, in the case of any property material to the operation of the business of the Borrower and its Subsidiaries taken as a whole, do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

          "Person" means an individual, partnership, corporation (including a
           ------
     business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan. "Pro
           ----
     Rata Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Commitment at such time and the denominator of which is the Total Commitment at such time.

          "Reference Banks" means Citibank, Bank of America, The Chase Manhattan
           ---------------
     Bank and Suntrust Bank.

          "Register" has the meaning specified in Section 8.07(d).
           --------

          "Relevant Taxing Authority" means the taxing authority with which the
           -------------------------
     applicable Treaty Form is required to be filed, in the country of residence of a Lender.

          "Required Lenders" means at any time Lenders owed at least 51% of the
           ----------------
     then aggregate unpaid principal amount of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

          "Restricted Subsidiary" means each Subsidiary of the Borrower that (a)
           ---------------------
     is a Guarantor or a Subsidiary of a Guarantor or (b) is subject to any agreement described in Section 5.02(j)(i), (ii) or (iii), provided that such Subsidiary shall be a Restricted Subsidiary under this clause (b) only so long as such agreement is in effect.

          "Significant Subsidiary" means each Subsidiary of the Borrower that
           ----------------------
     (a) is organized under the laws of the United States or any political subdivision thereof or (b) is an operating Subsidiary of the Borrower or a Subsidiary of the Borrower that directly or indirectly owns an operating Subsidiary of the Borrower.

          "Single Employer Plan" means a single employer plan, as defined in
           --------------------
     Section 4001(a)(15) of ERISA, that is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than any Loan Party and the ERISA Affiliates.

          "Solvent" and "Solvency" mean, with respect to any Person on a
           -------       --------
     particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and
     (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Sterling" means lawful money of the United Kingdom of Great Britain
           --------
     and Northern Ireland.

          "Subsidiary" of any Person means any corporation, limited liability
           ----------
     company, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) in the case of a corporation, the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),
     (b) in the case of a limited liability company, partnership or joint venture, the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) in the case of a trust or estate, the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Termination Date" means the earlier of June 18, 2006, subject to the
           ----------------
     extension thereof pursuant to Section 2.17 and the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01; provided,
                                                                --------
     however, that the Termination Date of any Lender that is a Non-Consenting
     -------
     Lender to any requested extension pursuant to Section 2.17 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

          "Total Commitment" means, at any time, the aggregate amount of the
           ----------------
     Lenders' Commitments at such time.

          "Treaty Form" means a form of claim for the benefits of an income tax
           -----------
     treaty between the United Kingdom and the country of residence of a Lender or an Agent, as is specified from time to time by the Financial Intermediaries and Claims Office (International) of the Board of Inland Revenue for the United Kingdom.

          "UK GAAP" has the meaning specified in Section 1.03.
           -------

          "Voting Stock" means capital stock issued by a corporation, or
           ------------
     equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle
           --------------------
     E of Title IV of ERISA.

          Section 1.02 Computation of Time Periods. In this Agreement in the
                       ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          Section 1.03 Accounting Terms. All accounting terms not specifically
                       ----------------
defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("UK GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

          Section 2.01 The Advances. Each Lender severally agrees, on the terms
                       ------------
and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount (based in respect of any Advance denominated in Sterling on the Equivalent in Dollars), not to exceed at any time outstanding the amount set forth opposite such Lender's Commitment. Each Borrowing shall be in an aggregate amount of $5,000,000 (or the Equivalent thereof in Sterling) or an integral multiple of $1,000,000 (or the Equivalent thereof in Sterling) in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

          Section 2.02 Making the Advances. (a) Each Borrowing shall be made on
                       -------------------
notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (y) 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Advances denominated in Sterling, or (z) 9:00 A.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Funding Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurocurrency Rate Advances, the initial Interest Period and whether such Advance shall be in Dollars or in Sterling. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Funding Agent at the applicable Funding Agent's Account, in same day funds, such Lender's Pro Rata Share of such Borrowing. After the Funding Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Funding Agent will make such funds available to the Borrower at the Funding Agent's address referred to in Section 8.02.

     (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurocurrency Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 and (ii) the Eurocurrency Rate Advances may not be outstanding as part of more than ten separate Borrowings.

     (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     (d) Unless the Funding Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Funding Agent such Lender's Pro Rata Share of such Borrowing, the Funding Agent may assume that such Lender has made such amount available to the Funding Agent on the date of such Borrowing in accordance with subsection (a) of this Section
2.02 and the Funding Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such amount available to the Funding Agent, such Lender and the Borrower severally agree to repay to the Funding Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Funding Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Funding Agent in respect of such amount in the case of Advances denominated in Sterling. If such Lender shall repay to the Funding Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

     (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          Section 2.03 [Intentionally omitted].
                       -----------------------

          Section 2.04 Fees. (a) Facility Fee. The Borrower agrees to pay to the
                       ----      ------------
Funding Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2001, and on the Termination Date.

     (b) Agent's Fees. The Borrower shall pay to the Agents for their own
         ------------
account such fees as may from time to time be agreed between the Borrower and the Agents.

          Section 2.05 Termination, Reduction or Increase of the Commitments.
                       -----------------------------------------------------
(a) Termination or Reduction. The Borrower shall have the right, upon at least
    ------------------------
three Business Days' notice to the Funding Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction of the Total Commitment shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

     (b) Increase in Aggregate of the Commitments. The Borrower may at any time,
         ----------------------------------------
by notice to the Funding Agent, propose that the Total Commitment be increased (such aggregate amount being, a "Commitment Increase"), effective as at a date
                                 -------------------
prior to the Termination Date (an "Increase Date") as to which agreement is to
                                   -------------
be reached by an earlier date specified in such notice (a "Commitment Date");
                                                           ---------------
provided, however, that (A) the Borrower may not propose more than two Commitment Increases in any twelve month period, (B) the minimum proposed Commitment Increase per notice shall be $50,000,000, (C) in no event shall the Total Commitment at any time exceed $1,000,000,000, (D) at the time of and after giving effect to such Commitment Increase, the Debt/EBITDA Ratio is less than or equal to 2.25:1.00, (E) no Default shall have occurred and be continuing on such Increase Date and (F) an officer's certificate as to corporate authorization for such Commitment Increase and other appropriate documentation reasonably requested by the Funding Agent, any Co-Syndication Agent, any Increasing Lender or any Assuming Lender is received by the Funding Agent. The Funding Agent shall notify the Lenders thereof promptly upon its receipt of any such notice. The Funding Agent agrees that it will cooperate with the Borrower in discussions with the Lenders and other Eligible Assignees with a view to arranging the proposed Commitment Increase through the increase of the Commitments of one or more of the Lenders (each such Lender that is willing to increase its Commitment hereunder being an "Increasing Lender")
                                                          -----------------
and the addition of one or more other Eligible Assignees as Assuming Lenders and as parties to this Agreement; provided, however, that it shall be in each Lender's sole discretion whether to increase its Commitment hereunder in connection with the proposed Commitment Increase; and provided further that the minimum Commitment of each such Assuming Lender that becomes a party to this Agreement pursuant to this Section 2.05(b), shall be at least equal to $25,000,000. If any of the Lenders agree to increase their respective Commitments by an aggregate amount in excess of the proposed Commitment Increase, the proposed Commitment Increase shall be allocated among such Lenders as determined at such time by the Borrower. If agreement is reached on or prior to the applicable Commitment Date with any Increasing Lenders and Assuming Lenders as to a Commitment Increase (which may be less than but not greater than specified in the applicable notice from the Borrower), such agreement to be evidenced by a notice in reasonable detail from the Borrower to the Funding Agent on or prior to the applicable Commitment Date, such Assuming Lenders, if any, shall become Lenders hereunder as of the applicable Increase Date, the Commitments of such Assuming Lenders shall be, as of the Increase Date, the amounts specified in such notice and the Commitments of each Increasing Lender shall be, as of the Increase Date, increased by the amounts specified in such notice; provided that:

          (x) the Funding Agent shall have received (with copies for each Lender, including each such Assuming Lender) by no later than 10:00 A.M. (New York City time) on the applicable Increase Date a copy certified by the Secretary, an Assistant Secretary or a comparable officer of the Borrower, of the resolutions adopted by the Board of Directors of the Borrower authorizing such Commitment Increase;

          (y) each such Assuming Lender shall have delivered to the Funding Agent by no later than 10:00 A.M. (New York City time) on such Increase Date, an appropriate Assumption Agreement in substantially the form of Exhibit D hereto, duly executed by such Assuming Lender and the Borrower; and

          (z) each such Increasing Lender shall have delivered to the Funding Agent by no later than 10:00 A.M. (New York City time) on such Increase Date (A) its existing Note and (B) confirmation in writing satisfactory to the Funding Agent as to its increased Commitment.

     (c) In the event that the Funding Agent shall have received notice from the Borrower as to its agreement to a Commitment Increase on or prior to the applicable Commitment Date and each of the actions provided for in clauses (x) through (z) above shall have occurred prior to 10:00 A.M. (New York City time) on the applicable Increase Date to the satisfaction of the Funding Agent, the Funding Agent shall notify the Lenders (including any Assuming Lenders) and the Borrower of the occurrence of such Commitment Increase by telephone, confirmed immediately in writing, telecopier, telex or cable and in any event no later than 1:00 P.M. (New York City time) on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and Assuming Lender. Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (New York City time) on the applicable Increase Date, make available for the account of its Applicable Lending Office to the Funding Agent at the applicable Funding Agent's Account, in same day funds, in the case of such Assuming Lender, an amount equal to such Assuming Lender's Pro Rata Share of the Borrowings then outstanding

(calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase) and, in the case of such Increasing Lender, an amount equal to the excess of (i) such Increasing Lender's Pro Rata Share of the Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase) over (ii) such Increasing Lender's Pro Rata Share of the Borrowings then outstanding (calculated based on its Commitment (without giving effect to the relevant Commitment Increase) as a percentage of the aggregate Commitments (without giving effect to the relevant Commitment Increase). After the Funding Agent's receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Funding Agent will promptly thereafter cause to be distributed like funds to the other Lenders for the account of their respective Applicable Lending Offices in an amount to each other Lender such that the aggregate amount of the outstanding Advances owing to each Lender after giving effect to such distribution equals such Lender's ratable portion of the Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments outstanding after giving effect to the relevant Commitment Increase). Within five Business Days after the Borrower receives notice from the Funding Agent, the Borrower, at its own expense, shall execute and deliver to the Funding Agent Notes payable to the order of each Assuming Lender, if any, and, each Increasing Lender, dated as of the applicable Increase Date, in a principal amount equal to such Lender's Commitment after giving effect to the relevant Commitment Increase, and substantially in the form of Exhibit A hereto. The Funding Agent, upon receipt of such Notes, shall promptly deliver such Notes to the respective Assuming Lenders and Increasing Lenders.

     (d) In the event that the Funding Agent shall not have received notice from the Borrower as to such agreement on or prior to the applicable Commitment Date or the Borrower shall, by notice to the Funding Agent prior to the applicable Increase Date, withdraw its proposal for a Commitment Increase or any of the actions provided for above in clauses (i)(x) through (i)(z) shall not have occurred by 10:00 A.M. (New York City time) on such Increase Date, such proposal by the Borrower shall be deemed not to have been made. In such event, any actions theretofore taken under clauses (i)(x) through (i)(z) above shall be deemed to be of no effect and all the rights and obligations of the parties shall continue as if no such proposal had been made.

          Section 2.06 Repayment of Advances. The Borrower shall repay to the
                       ---------------------
Funding Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of all Advances then outstanding.

          Section 2.07 Interest on Advances. (a) Scheduled Interest. The
                       --------------------      ------------------
Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. During such periods as such Advance is a Base
              ------------------
     Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurocurrency Rate Advances. During such periods as such Advance
               --------------------------
     is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

     (b) Default Interest. Upon the occurrence and during the continuance of an
         ----------------
Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

          Section 2.08 Interest Rate Determination. (a) Each Reference Bank
                       ---------------------------
agrees to furnish to the Funding Agent timely information for the purpose of determining each Eurocurrency Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Funding Agent for the purpose of determining any such interest rate, the Funding Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Funding Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Funding Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

     (b) If, with respect to any Eurocurrency Rate Advances, the Required Lenders notify the Funding Agent that the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Funding Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Base Rate Advances into, Eurocurrency Rate Advances shall be suspended until the Funding Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Funding Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period for such Eurocurrency Rate Advance, Convert into Base Rate Advances.

     (d) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

     (e) Upon the occurrence and during the continuance of any Event of Default,
(i) each Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.

     (f) If fewer than two Reference Banks furnish timely information to the Funding Agent for determining the Eurocurrency Rate for any Eurocurrency Rate Advances.

          (i) the Funding Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances.

          (ii) with respect to Eurocurrency Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

          (iii) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Funding Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          Section 2.09 Optional Conversion of Advances. The Borrower may on any
                       -------------------------------
Business Day, upon notice given to the Funding Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurocurrency Rate Advances, any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Eurocurrency Rate Borrowings than permitted under
Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          Section 2.10 Prepayments of Advances. (a) Optional Prepayments. The
                       -----------------------      --------------------
Borrower may, upon notice to the Funding Agent stating the proposed date and aggregate principal amount of the prepayment, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of such proposed prepayment, in the case of Eurocurrency Rate Advances, and not later than 11:00 A.M. (New York City time) on the day of such proposed prepayment, in the case of Base Rate Advances, and if such notice is given the

Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or the Equivalent thereof in Sterling or an integral multiple of $1,000,000 or the Equivalent thereof in Sterling in excess thereof and (y) in the event of any such prepayment of a Eurocurrency Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

     (b) Mandatory Prepayments. (i) If the Funding Agent notifies the Borrower
         ---------------------
that, on any interest payment date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars then outstanding plus (B) the Equivalent in Dollars of the aggregate principal amount of all Advances denominated in Sterling then outstanding exceeds 105% of the Total Commitment on such date, the Borrower shall, within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the Total Commitment on such date.

          (ii) If the Funding Agent notifies the Borrower that, on any date, the sum of the amounts described in clauses (A) and (B) of subsection (i) above exceeds 103% of the Total Commitment on such date, the Borrower shall, within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the Total Commitment on such date, provided that if the aggregate principal amount of Base Rate Advances then outstanding is less than the amount of such required prepayment, the portion of such required prepayment in excess of the aggregate principal amount of Base Rate Advances then outstanding shall be paid on the last day of each Interest Period ended on or after the date of such notice in an amount equal to the aggregate principal amount of the Eurodollar Rate Advances then maturing until such excess has been fully paid.

          (iii) Each prepayment made pursuant to this Section 8.10(b) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which such Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to
     Section 8.04(c). The Funding Agent shall give prompt notice of any prepayment required under this Section 2.10(b) to the Borrower and the Lenders.

          Section 2.11 Increased Costs. (a) If, due to either (i) the
                       ---------------
introduction of or any change in or in the interpretation of any law or regulation occurring after the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued or made after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Indemnified Taxes or Other Taxes (as to which Section 2.14 shall govern) and
(ii) changes in taxes measured by or imposed upon the net income or gross income or franchise taxes, or taxes measured by or imposed upon capital or net worth, or branch taxes, of such Lender or its Applicable Lending Office), then the Borrower shall from time to time, within ten days of demand by such Lender (with a copy of such demand to the Funding Agent), pay to the Funding Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided that, before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such additional cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     (b) If any Lender reasonably determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority regarding capital adequacy (whether or not having the force of law) issued or made after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, and such Lender reasonably determines that the rate of return on its or such controlling corporation's capital as a consequence is reduced to a level below that which such Lender or such controlling corporation would have achieved but for the occurrence of such conditions, then, within ten days of demand by such Lender (with a copy of such demand to the Funding Agent), the Borrower shall pay to the Funding Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder.

     (c) If a Lender changes its Applicable Lending Office (other than pursuant to this Section 2.11 or Section 2.12 or 2.14(h)) and the effect of such change, as of the date of such change, would be to cause the Borrower to become obligated to pay any additional amounts under this Section 2.11, the Borrower shall not be obligated to pay such additional amount.

     (d) A certificate of a Lender setting forth the amount of any claim made under this Section 2.11 and identifying with reasonable specificity the basis for calculating such amount, shall be delivered to the Borrower and the Funding Agent and shall be conclusive absent manifest error.

          Section 2.12 Illegality. Notwithstanding any other provision of this
                       ----------
Agreement, if any Lender shall notify the Funding Agent (who will promptly notify the Borrower and the other Lenders) that the introduction of or any change in or in the interpretation of any law or regulation after the date hereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances or to fund or maintain Eurocurrency Rate Advances hereunder, (i) each Eurocurrency Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be, and (ii) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Base Rate Advances into Eurocurrency Rate Advances shall be suspended until the Funding Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist or that such Lender has entered into one or more Assignments and Acceptances pursuant to Section 8.07 assigning its Commitment to one or more Eligible Assignees; provided that, before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          Section 2.13 Payments and Computations. (a) The Borrower shall make
                       -------------------------
each payment hereunder and under the Notes without set-off or counterclaim, not later than 11:00 A.M. (New York City time) on the day when due in Dollars, in the case of Advances denominated in Dollars, or in Sterling, in the case of Advances denominated in Sterling, to the Funding Agent at the applicable Funding Agent's Account in same day funds. The Funding Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.11, 2.14 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Funding Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.05(b) or in connection with a Commitment extension pursuant to Section 2.17 and upon the Funding Agent's receipt of such Lender's Assumption Agreement and recording the information contained therein in the Register, from and after the applicable Increase Date, the Funding Agent shall make all payments hereunder and under the Notes in respect of the interest assumed thereby to such Assuming Lender.

     (b) All computations of interest based on the Base Rate or the Federal Funds Rate shall be made by the Funding Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate and of facility fees shall be made by the Funding Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Funding Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (d) Unless the Funding Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Funding Agent may assume that the Borrower has made such payment in full to the Funding Agent on such date and the Funding Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Funding Agent, each Lender shall repay to the Funding Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Funding Agent, at the Federal Funds Rate.

          Section 2.14 Taxes. (a) Except as otherwise required by law, any and
                       -----
all payments by the Borrower hereunder or under the Notes issued hereunder shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings, and liabilities in respect of payments hereunder or under the Notes being hereafter referred to as "Taxes"), excluding, in the case of payments made to any Lender or any Agent (A)
 -----
Taxes imposed on or measured by its net income, and franchise Taxes, branch Taxes, Taxes on doing business and Taxes measured by or imposed upon its capital or net worth, in each case imposed as a result of such Lender (and or such Lender's Applicable Lending Office) or such Agent being organized under the laws of, or being a legal resident of, or having a fixed place of business or a permanent establishment or doing business in the jurisdiction imposing such Tax (other than any such connection arising solely from such Lender (and or such Lender's Applicable Lending Office) or such Agent having executed, delivered or performed its obligations, or having received a payment, or having enforced its rights and remedies, under this Agreement or any of the other Loan Documents),
(B) United Kingdom withholding Taxes except to the extent such United Kingdom withholding Taxes would not have been imposed but for a change, after the date such Lender or such Agent (as the case may be) becomes a party hereto, in United Kingdom tax law or United Kingdom officially published Inland Revenue practice or an amendment or revocation, after the date such Lender or such Agent (as the case may be) becomes a party hereto, of an applicable United Kingdom income tax treaty with Austria, Denmark, Finland, France, Germany, Ireland, Iceland, Luxembourg, Netherlands, Norway, Sweden, Switzerland or the United States, (C) United Kingdom Taxes imposed as a result of the failure of the Inland Revenue to approve, on or before the payment of interest to a Lender hereunder, a claim by such Lender for exemption, on or before the payment of interest hereunder, where such failure is due to such Lender's failure to timely submit a validly completed and executed Treaty Form within a time sufficient for the Inland Revenue to approve such Lender's claim and (D) United States withholding Taxes except to the extent such United States withholding Taxes are imposed solely as a result of (1) a change, after the date such Lender or such Agent (as the case may be) becomes a party hereto, in the Internal Revenue Code or any regulations promulgated thereunder (or in the official interpretation of the Internal Revenue Code or any regulations promulgated thereunder) or an amendment or revocation or change in official interpretation, after the date such Lender or such Agent (as the case may be) becomes a party hereto, of an applicable United States income tax treaty with Austria, Denmark, Finland, France, Germany, Ireland, Iceland, Luxembourg, Netherlands, Norway, Sweden or the United Kingdom or (2) the failure by the Borrower to timely request an updated or successor Form W-8BEN or W-8ECI, as appropriate, under Section 2.14(e) (all such non-excluded Taxes hereinafter referred to as "Indemnifiable Taxes"). If the Borrower shall be required by law to deduct any
 -------------------
Indemnifiable Taxes from or in respect of any sum payable hereunder or under any
Note issued hereunder to any Lender or any Agent or, if any Agent shall be required by law to deduct any Indemnifiable Taxes from or in respect of any sum paid or payable hereunder or under any Note to any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions for Indemnifiable Taxes (including deductions for Indemnifiable Taxes, whether by the Borrower or any Agent, applicable to additional sums payable under this Section 2.14) such Lender or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower (or, as the case may be and as required by applicable law, any Agent) shall make such deductions and (iii) the Borrower (or, as the case may be and as required by applicable law, any Agent) shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise (other than income) or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or performing under this Agreement or the Notes or any document to be furnished under or in connection with any thereof or any modification or amendment in respect of this Agreement or the Notes (hereinafter referred to as "Other Taxes").
                                                    -----------

     (c) The Borrower shall indemnify each Lender and each Agent for the full amount of Indemnifiable Taxes or Other Taxes imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Indemnifiable Taxes under Section2.14(a) by the Borrower, the Borrower shall furnish to the Funding Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment to the extent such receipt is received by the Borrower, or other written proof of payment reasonably satisfactory to the Funding Agent showing payment thereof. In the case of any payment hereunder or under the Notes issued hereunder by or on behalf of the Borrower through an account or branch outside the United Kingdom or by or on behalf of the Borrower by a payor that is not a United Kingdom person, if the Borrower determines that no Indemnifiable Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Funding Agent, at such address, an opinion of counsel acceptable to the Agents stating that such payment is exempt from Indemnifiable Taxes.

     (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assumption Agreement or the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower shall provide each of the Funding Agent and the Borrower with (i) two original Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor or other from prescribed by the Internal Revenue Service, certifying that such Lender is exempt from United States withholding tax and (ii) to the extent that any such form or other certification becomes obsolete with respect to any Lender, such Lender shall, upon the written request of the Borrower to such Lender and the Funding Agent, promptly provide either an updated or successor form or certification to the Borrower and the Funding Agent unless, in each case, any change in treaty, law or regulation has occurred after the date such Lender becomes a party hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Funding Agent.

     (f) Each Lender shall (i) as soon as reasonably practicable following the date it becomes a party hereto, submit to its Relevant Taxing Authority a validly completed Treaty Form (or successor Treaty Form thereto) claiming exemption from United Kingdom withholding Tax on interest, or (ii) (A) on or before the date it becomes a party hereto, furnish to the Borrower, with a copy to the Funding Agent, a certificate substantially in the form of Exhibit I (a "U.K. Tax Compliance Certificate") certifying that such Lender (1) is a Bank
 -------------------------------
within the meaning of Section 840A of the Income and Corporation Taxes Act of 1988 of the United Kingdom and (2) is within the charge to corporation tax in the United Kingdom with respect to payment hereunder and (B) agree, upon reasonable request by the Borrower, to provide to the Borrower and the Funding Agent, to the extent it is legally entitled to do so, such other forms as may be required by law in order to establish the legal entitlement of such Lender to an exemption from United Kingdom withholding Tax with respect to payments under this Agreement and the Notes issued hereunder, unless, in each case, any change in treaty, law or regulation has occurred after the date such Lender becomes a party hereunder which renders any such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Funding Agent.

     (g) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.14(e) or (f) (other than if the Borrower has failed to timely request with reasonable notice any appropriate renewal, successor or other form or if any such form otherwise is not required under subsection (e) or (f)), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Indemnifiable Taxes imposed by the United Kingdom or the United States by reason of such failure; provided, however, that should a Lender become subject to Indemnifiable Taxes or United Kingdom withholding Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Indemnifiable Taxes or United Kingdom withholding Taxes. If the Borrower is required by law to pay interest hereunder or on any Note issued hereunder, to any Lender subject to a deduction or withholding for United Kingdom Tax, but the Borrower has received at least 14 days prior to the relevant interest payment date a copy of a valid claim made and filed by such Lender on a Treaty Form (or successor thereto) as filed with the Inland Revenue which claim would, if accepted by the Inland Revenue, result in an authorization being given to the Borrower to make the payment of interest without such a deduction or withholding, then the Borrower shall, at such Lender's request, make the relevant payment to such Lender without such deduction or withholding; provided that such Lender shall indemnify the Borrower for any Indemnifiable Taxes or United Kingdom withholding Taxes or other costs imposed by the Inland Revenue upon and paid by the Borrower directly resulting from having relied upon such copy in making such payment. If the Borrower does make such payment without deduction or withholding for United Kingdom Tax upon such a request of such Lender, the Borrower shall not be obligated to such

Lender to comply with the provisions of paragraph (a) of this Section 2.14 with respect to such United Kingdom Tax.

     (h) If a condition or an event occurs which would, or would upon the passage of time or giving notice, result in the payment of any additional amounts pursuant to this Section 2.14, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     (i) If any Agent or any Lender, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Indemnifiable Taxes or Other Taxes as to which indemnification has been paid by the Borrower pursuant to Section 2.14(a) or (c), it shall promptly remit such refund to the Borrower, net of all out-of-pocket expenses of such Agent or such Lender; provided, however, that the Borrower upon the request of such Agent or such Lender, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Agent or such Lender shall provide the Borrower with a copy of any notice or assessment from the relevant taxing authority (deleting any confidential information contained therein) requiring the repayment of such refund. Nothing contained herein shall impose an obligation on any Agent or any Lender to apply for any refund or to disclose to any party any information regarding their proprietary information regarding tax affairs and computations.

     (j) If a Lender changes its Applicable Lending Office (other than pursuant to subsection (h) above or Section 2.11 or 2.12) and the effect of such change, as of the date of such change, would be to cause the Borrower to become obligated to pay any additional amounts under this Section 2.14, the Borrower shall not be obligated to pay such additional amount.

     (k) A certificate of a Lender setting forth such amount or amounts as shall be necessary to compensate such Lender specified in Section 2.14(a), (b), or (c) above, as the case may be, and identifying with reasonable specificity the basis for calculation such amount or amounts, shall be delivered to the Borrower and the Funding Agent and shall be conclusive absent manifest error.

     (l) The obligations of a Lender under this Section 2.14 shall survive the termination of this Agreement and the payment of the Advances and all amounts payable hereunder.

          Section 2.15 Sharing of Payments, Etc. If any Lender shall obtain any
                       ------------------------
payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.11, 2.14 or 8.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          Section 2.16 Use of Proceeds. The proceeds of the Advances shall be
                       ---------------
available (and the Borrower agrees that it shall use such proceeds) solely (i) to refinance Existing Debt, (ii) to provide liquidity support for commercial paper issued by the Borrower and (iii) for working capital and other general corporate purposes (including acquisitions) of the Borrower and its Subsidiaries.

          Section 2.17 Extension of Termination Date. (a) At least 45 days but
                       -----------------------------
not more than 90 days prior to each of two Anniversary Dates, the Borrower, by written notice to the Funding Agent, may request an extension of the Termination Date in effect at such time by one year from its then scheduled expiration. The Funding Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not earlier than 30 days, nor later than 20 days, prior to such Anniversary Date, notify the Borrower and the Funding Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Funding Agent and the Borrower in writing of its consent to any such request for extension of the Termination Date at least 20 days prior to the pending Anniversary Date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Funding Agent shall notify the Borrower not later than 15 days prior to the pending Anniversary Date of the decision of the Lenders regarding the Borrower's request for an extension of the Termination Date.

     (b) If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Termination Date in effect at such time shall, effective as at the next Anniversary Date (the "Extension Date"), be
                                                            --------------
extended for one calendar year; provided that on each Extension Date the
                                --------
applicable conditions set forth in Section 3.02 shall be satisfied. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Termination Date in effect at such time shall, effective as at the applicable Extension Date and subject to subsection
(d) of this Section 2.17, be extended as to those Lenders that so consented (each a "Consenting Lender") but shall not be extended as to any other Lender
         -----------------
(each a "Non-Consenting Lender"). To the extent that the Termination Date is not
         ---------------------
extended as to any Lender pursuant to this Section 2.17 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section
2.17 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole, and all Advances, interest, fees and other amounts due to such Non-Consenting Lender shall be due and payable, on such unextended Termination Date without any further notice or other action by the Borrower, such Lender or any other Person; provided that
                                                               --------
such Non-Consenting Lender's rights under Sections 2.11, 2.14 and 8.04, and its obligations under Section 7.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Termination Date.

     (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.17, the Funding Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Funding Agent not later than 10 days prior to the Termination Date of the amount of any Non-Consenting Lenders' Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Funding Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Borrower and the Funding Agent. If after giving effect to the assignments of Commitments described above there remain any Commitments of Non-Consenting Lenders, the Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees as Assuming Lenders to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however,
                                                              --------  -------
that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $25,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $25,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:
-------- -------

          (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus (B) any
                                                                 ----
     accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

          (ii) all additional costs, reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

          (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 8.07(a) for such assignment shall have been paid;

provided further that such Non-Consenting Lender's rights under Sections 2.11,
-------- -------
2.14 and 8.04, and its obligations under Section 7.05, shall survive such assignment and assumption as to matters occurring prior to the date of assignment and assumption. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Funding Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Funding Agent,
(B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Funding Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.17 shall have delivered to the Funding Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

     (d) If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.17) Lenders having Commitments equal to at least 50% of the Commitments in effect immediately prior to the Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Funding Agent shall so notify the Borrower, and, subject to the satisfaction of the applicable conditions in Section 3.02, the Termination Date then in effect shall be extended for the additional one-year period as described in subsection (a) of this Section 2.17, and all references in this Agreement, and in the Notes, if any, to the "Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Funding Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

                                  ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

          Section 3.01 Conditions Precedent to Effectiveness. This Agreement
                       -------------------------------------
shall become effective on and as of the first date (the "Effective Date") on
                                                         --------------
which the following conditions precedent have been satisfied:

     (a) The Borrower shall have paid all fees and expenses of the Agents and the Lenders payable hereunder and accrued as of the Effective Date (including the accrued fees and expenses of counsel to the Agents).

     (b) On the Effective Date, the following statements shall be true and the Funding Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

          (i) The representations and warranties contained in Section 4.01 are correct in all material respects on and as of the Effective Date, and

          (ii) No event has occurred and is continuing that constitutes a Default.

     (c) The Funding Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agents and (except for the Notes) in sufficient copies for each Lender:

          (i) The Notes payable to the order of each of the Lenders, in a principal amount equal to each such Lender's Commitment.

          (ii) Certified copies of the resolutions of the Board of Directors (or committee thereof) of the Borrower and each other Loan Party approving this Agreement, the Notes and the Guaranty to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Agreement, the Notes and the Guaranty.

          (iii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and the other documents to be delivered hereunder.

          (iv) A guaranty in substantially the form of Exhibit E (as amended, supplemented or otherwise modified from time to time, the "Guaranty"), duly executed by each Guarantor.

          (v) An opinion of Alston & Bird, LLP, counsel for the Loan Parties, in substantially the form of Exhibit F hereto and as to such other matters as any Lender through the Agents may reasonably request.

          (vi) An opinion of Ashurst Morris Crisp, English counsel for the Borrower, in substantially the form of Exhibit G hereto and as to such other matters as any Lender through the Agents may reasonably request.

          (vii) An opinion of Shearman & Sterling, counsel for the Agents, in form and substance satisfactory to the Agents.

     (d) The termination of the commitments of the lenders and the payment in full of all amounts outstanding under the Amended and Restated Credit Agreement dated December 17, 1997 among the Borrower, the lenders parties thereto, Citibank, N.A. and NationsBank, N.A., as co-syndication agents, and The Chase Manhattan Bank, SunTrust Bank, Atlanta and Wachovia Bank, N.A., as managing agents.

          Section 3.02 Conditions Precedent to Each Borrowing, Each Increase
                       -----------------------------------------------------
Date and Each Extension Date. The obligation of each Lender to make an Advance
----------------------------
on the occasion of each Borrowing, each increase of Commitments pursuant to
Section 2.05(b) and each extension of Commitments pursuant to Section 2.17 shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing, such Increase Date or the applicable Extension Date the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, request for Commitment increase, request for Commitment extension and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, such Increase Date or such Extension Date such statements are true):

          (a) the representations and warranties contained in Section 4.01 (excluding, in the case of Borrowings, clauses (g) and (i)(i) of Section 4.01) are correct in all material respects on and as of the date of such date, before and after giving effect to such Borrowing, such Increase Date or such Extension Date and to the application of the proceeds therefrom, as though made on and as of such date, and

          (b) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, or such Increase Date or such Extension Date, that constitutes a Default.

          Section 3.03 Determinations Under Section 3.01. For purposes of
                       ---------------------------------
determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Funding Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Funding Agent shall promptly notify the Lenders and the Borrower of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          Section 4.01 Representations and Warranties of the Borrower. The
                       ----------------------------------------------
Borrower represents and warrants as follows:

     (a) Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

     (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Significant Subsidiaries of each Loan Party as of the Effective Date, showing as of such date (as to each such Significant Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number of shares outstanding, on such date and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at such date. All of the outstanding capital stock of all of such Significant Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens. Each such Significant Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

     (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and the incurrence of the obligations provided for herein and therein, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably likely to have a Material Adverse Effect.

     (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes or any other Loan Document to which it is or is to be a party, or for the performance of any Loan Document or (ii) the exercise by the Agents or any Lender of its rights under the Loan Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d), all of which have been duly obtained, taken, given or made and are in full force and effect.

     (e) This Agreement has been, and each of the Notes and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of the Notes and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

     (f) The Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at December 31, 2000, and the related Consolidated and consolidating statements of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Arthur Andersen LLP, independent public accountants (as to such Consolidated financial statements), and the Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at March 31, 2001, and the related Consolidated and consolidating statements of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at March 21, 2001, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated and consolidating financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated and consolidating results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with United Kingdom generally accepted accounting principles applied on a consistent basis.

     (g) Since December 31, 2000, there has been no Material Adverse Change.

     (h) No written information, exhibit or report furnished by any Loan Party to any Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein not misleading in light of the circumstances under which they were made.

     (i) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or, to the best knowledge of the Loan Parties, any of its Subsidiaries pending or, to the best knowledge of the Loan Parties, threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the matters described on Schedule 4.01(i) hereto (the "Disclosed Litigation")) and there has
                                           --------------------
been no material adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(i) or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note or any other Loan Document or the consummation of the transactions contemplated hereby.

     (j) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 5.02(a) or 5.02(d) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 6.01(e) will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). Neither the making of any Advance nor the use of proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

     (k) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a Material Adverse Effect.

     (l) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) required to be filed for each Plan, copies of which have been filed with the Internal Revenue Service and, with respect to each Plan whose funded current liability percentage (as defined in Section 302(d)(8) of ERISA) is less than 100%, furnished to the Lenders, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

     (m) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur (i) any liability under Section 4064 or 4069 of ERISA or (ii) any Withdrawal

Liability to any Multiemployer Plan that has resulted or would be reasonably likely to result in a Material Adverse Effect.

     (n) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the best knowledge of any Loan Party or any ERISA Affiliate, no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

     (o) Each Loan Party and each of its Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

     (p) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or a company "controlled by" an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

     (q) Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (r) Each Subsidiary of the Borrower engaged in advisory or management activities, if any, is duly registered as an investment adviser as and to the extent required under the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder. Each Subsidiary of the Borrower engaged in the broker-dealer business, if any, is duly registered as a broker-dealer as and to the extent required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and, as and to the extent required is a member in good standing of the National Association of Securities Dealers, Inc.

     (s) As of the Effective Date, neither the Borrower nor any of its Subsidiaries is in default and no waiver of default is in effect with respect to the payment of any principal or interest of any Existing Debt for borrowed money.

     (t) The obligations of each Loan Party under the Loan Documents to which it is a party constitute direct, unconditional and general obligations of such Loan Party that rank and will rank at least pari passu in priority of payment and in all other respects with all other Debt of such Loan Party.

     (u) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

     (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Existing Debt showing as of the date hereof the principal amount outstanding thereunder.

     (w) The Borrower and each of its Significant Subsidiaries owns or has fully sufficient right to use, free from all material restrictions (other than Permitted Liens), all real and personal (including, without limitation, intellectual) properties that are necessary for the operation of their respective businesses as currently conducted.

     (x) Except under documents governing any Existing Debt and except for any restrictions under documents governing Debt of a Person that shall be acquired by, or merged with or into, the Borrower or any Subsidiary of the Borrower, no Subsidiary of the Borrower is party to any agreement prohibiting, conditioning or limiting the payment of dividends or other distributions to the Borrower or any of its Subsidiaries or the repayment of Debt owed to the Borrower by any Subsidiary of the Borrower.

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

          Section 5.01 Affirmative Covenants. So long as any Advance shall
                       ---------------------
remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

     (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries
         -------------------------
to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include (to the extent applicable), without limitation, compliance with the Investment Advisers Act of 1940, as amended, ERISA and environmental laws, except where the failure to do so would not, and would not be reasonably expected to, have a Material Adverse Effect.

     (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its
         ---------------------
Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property, except to the extent that any failure to do so would not, and would not be reasonably expected to, have a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, claim or charge that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

     (c) Maintenance of Insurance. Maintain, and cause each of its Significant
         ------------------------
Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Significant Subsidiary operates.

     (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and
         ----------------------------------------
cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, registrations, privileges and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(c); and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, registration, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the failure to so maintain such existence (in the case of any Subsidiary that is not a Loan Party) or such rights and franchises (in the case of the Borrower or any of its Subsidiaries) would not, and would not be reasonably expected to, have a Material Adverse Effect.

     (e) Visitation Rights. At any reasonable time and from time to time, permit
         -----------------
any Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

     (f) Keeping of Books. Keep, and cause each of its Significant Subsidiaries
         ----------------
to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Significant Subsidiary in accordance with generally accepted accounting principles applicable to such Person in effect from time to time.

     (g) Maintenance of Properties, Etc. Take all reasonable action to maintain
         ------------------------------
and preserve, and cause each of its Subsidiaries to take all reasonable action to maintain and preserve, all of its properties that are necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to so maintain and preserve such properties would not, and would not be reasonably expected to, have a Material Adverse Effect.

     (h) New Material Subsidiaries. Promptly and in any event within 30 days
         -------------------------
following the request of the Required Lenders made after either (i) the organization or acquisition of any new Material Subsidiary or (ii) the delivery of audited annual financial statements pursuant to Section 5.01(j) that indicate that a Subsidiary of the Borrower that is not at such time a guarantor is a Material Subsidiary, cause such Material Subsidiary to execute and deliver an Assumption of Guaranty (as defined in the Guaranty), together with such documents as the Required Lenders may request evidencing corporate action taken to authorize such execution and delivery and the incumbency and signatures of officers of such Material Subsidiary, provided that a Material Subsidiary shall not be required to become a Guarantor if (A) a guaranty by such Material Subsidiary would result in materially adverse tax consequences to the Borrower and its Subsidiaries or shareholders of the Borrower or (B) a guaranty by such Material Subsidiary is prohibited or limited by regulatory requirements or applicable law.

     (i) Use of Proceeds. Use the proceeds of the Advances solely as provided in
         ---------------
Section 2.16 and otherwise in accordance with the terms hereof.

     (j) Reporting Requirements. Furnish to the Lenders:
         ----------------------

               (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, Consolidated and consolidating balance sheets of the Borrower and its

          Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and Consolidated cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in UK GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to UK GAAP;

               (ii) as soon as available and in any event within 150 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated and consolidating statements of income and Consolidated cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders by Arthur Andersen LLP or other independent public accountants acceptable to the Required Lenders (as to such Consolidated financial statements), provided that in the event of any change in UK GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with
          Section 5.03, a statement of reconciliation conforming such financial statements to UK GAAP;

               (iii) as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

               (iv) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(i);

               (v) (A) promptly and in any event within 20 days after any Loan Party or any ERISA Affiliate knows or has reason to know that (1) any ERISA Event has occurred which could result in a material liability of any Loan Party or any ERISA Affiliate, or (2) any Loan Party or any ERISA Affiliate has incurred or is reasonably expected to incur a material liability under Section 4064 or 4069 of ERISA, a statement of the chief financial officer of the Borrower describing such ERISA Event and the circumstances giving rise to, and the amount of such liability and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

               (vi) promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

               (vii) promptly upon request from the Funding Agent or any Lender, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) required to be filed with respect to each Plan whose funded current liability percentage (as defined in Section 302(d)(8) of ERISA) is less than 100%;

               (viii) promptly and in any event within 20 days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition on any Loan Party or any ERISA Affiliate of Withdrawal Liability in a material amount by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by any Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B);

               (ix) promptly and in any event within five Business Days after the organization or acquisition of any Material Subsidiary, notice of such event; and

               (x) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Funding Agent may from time to time reasonably request.

          Section 5.02 Negative Covenants. So long as any Advance shall remain
                       ------------------
unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, at any time:

     (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of
         ----------
its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

          (i) Permitted Liens;

          (ii) Liens on deposit accounts of the Borrower and its Subsidiaries in respect of their cash pooling operations;

          (iii) purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any properties of any character other than the property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iii) and clause (iv) below shall not exceed $100,000,000 at any time outstanding;

          (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary; provided, further, that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) and clause (iii) above shall not exceed $100,000,000 at any time outstanding;

          (v) Liens arising pursuant to one or more securitization programs permitted pursuant to Section 5.02(d)(ii);

          (vi) the replacement, extension or renewal of any Lien permitted by clauses (iii) through (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or addition of any direct or contingent obligor) of the Debt secured thereby; and

          (vii) Liens existing as of the Effective Date as described on Schedule 5.02(a).

     (b) Loans. Make or hold, or permit any of its Subsidiaries to make or hold,
         -----
loans or advances to any Person other than (i) loans or advances between or among the Borrower and any of its Subsidiaries, (ii) loans or advances to Affiliates of the Borrower in an aggregate amount at any one time outstanding not to exceed $100,000,000 and (iii) loans or advances not otherwise permitted by clauses (i) and (ii) above in an aggregate amount at any one time outstanding not to exceed $40,000,000.

     (c) Mergers, Etc. Merge into or consolidate with any Person or permit any
         ------------
Person to merge into it, or permit any of its Subsidiaries to do so, except that

          (i) any of the Borrower's Subsidiaries may merge into the Borrower,

          (ii) any Subsidiary of the Borrower that is not a Restricted Subsidiary may merge with any other Subsidiary of the Borrower that is not a Restricted Subsidiary,

          (iii) any Subsidiary of a Guarantor may merge with any Guarantor or a Subsidiary of a Guarantor,

          (iv) any Guarantor may merge with any other Subsidiary of the Borrower, and

          (v) mergers in connection with acquisitions of Investments to the extent not prohibited pursuant to Section 5.02(e);

provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation or, in the case of any merger to which a Guarantor, but not the Borrower, is a party, the surviving corporation is a Guarantor and is not (as a result of such merger) subject to any agreement described in Section 5.02(k)(i), (ii) or (iii).

     (d) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of,
         ---------------------
or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

          (i) in a transaction authorized by subsection (c) of this Section,

          (ii) the sale or other disposition to a third-party investor by the Borrower or any of its Subsidiaries of its rights to receive distribution fees and contingent deferred sales charges pursuant to a securitization program,

          (iii) the Borrower and its Subsidiaries may, during any fiscal year of the Borrower, sell, lease, transfer or otherwise dispose of assets (including equity securities owned by such Persons) which generated up to, but not to exceed, twenty percent (20%) of the consolidated revenues of the Borrower during the immediately preceding fiscal year of the Borrower;

          (iv) any Subsidiary of the Borrower that is not a Restricted Subsidiary may sell, lease, transfer or otherwise dispose of all or substantially all of its assets to the Borrower or a wholly-owned Subsidiary of the Borrower that is not a Restricted Subsidiary or a Guarantor;

          (v) any Guarantor or any Subsidiary of a Guarantor may sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any other Guarantor or a Subsidiary of a Guarantor; and

          (vi) sales or other dispositions of obsolete equipment and furniture.

     (e) Investments. Make, or permit any of its Subsidiaries to make, any
         -----------
Investment in any Person unless each of the following conditions are satisfied:
(i) after giving effect to such Investment, no Event of Default shall be continuing; and (ii) if and to the extent such Investment relates to the purchase or acquisition of all of the capital stock of, or all or substantially all of the assets of, such Person (A) such Person shall be in substantially similar lines of business as the Borrower and its Subsidiaries or businesses reasonably related or complimentary thereto and (B) after giving effect to such Investment, the Borrower will, on a pro forma basis, be in compliance with the financial covenants set forth in Section 5.03.

     (f) Dividends, Etc. Declare or make any dividend payment or other
         --------------
distribution of assets, properties, cash, rights, obligations or securities on account of any class of shares of capital stock of the Borrower, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom, the Borrower may (i) declare and pay dividends and distributions payable only in ordinary shares and/or exchangeable shares of the Borrower and (ii) declare and pay cash dividends and make other distributions to its stockholders solely out of 60% of net income of the Borrower arising after December 31, 2000 and computed on a cumulative, Consolidated basis.

     (g) Change in Nature of Business. Make, or permit any of its Significant
         ----------------------------
Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

     (h) Charter Amendments. Amend, or permit any of its Significant
         ------------------
Subsidiaries to amend, its certificate of incorporation or bylaws in a manner that has a Material Adverse Effect.

     (i) Accounting Changes. Make or permit, or permit any of its Significant
         ------------------
Subsidiaries to make or permit, any material change in accounting policies or reporting practices, except as required by the generally accepted accounting principles applicable to the Borrower or such Significant Subsidiary.

     (j) Limitation on Subsidiary Dividends, Etc. Enter into or suffer to exist,
         ---------------------------------------
or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting, conditioning or limiting (i) the payment of dividends by any Subsidiary of the Borrower, (ii) the payment of Debt of a Subsidiary of the Borrower to the Borrower or other Subsidiaries of the Borrower or (iii) the ability of any Subsidiary of the Borrower to guaranty Debt of the Borrower, other than (A) in favor of the Lenders, (B) in connection with any Existing Debt (but not extensions or refinancings of any such Existing Debt) or (C) as required by any law or regulation applicable to such Person.

     (k) Negative Pledge. Enter into or suffer to exist, or permit any of its
         ---------------
Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Lenders, (ii) in connection with any Existing Debt (but not extensions or refinancings of any such Existing Debt) or
(iii) with respect to purchase money liens, capital leases and operating leases, but only as to the assets so purchased or leased.

     (l) Partnerships, Etc. Become a general partner in any general or limited
         -----------------
partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

     (m) Transactions with Affiliates. Conduct, or permit any of its
         ----------------------------
Subsidiaries to conduct, transactions with any of their Affiliates except in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower's or such Subsidiaries business and upon fair and reasonable terms that are no less favorable to the Borrower or such Subsidiary, as the case may be, than those which would be obtained in a comparable arm's-length transaction with a Person not an Affiliate; provided that the foregoing restrictions shall not apply to

          (i) any transaction (A) between any Loan Parties, (B) between any Subsidiary of the Borrower that is not a Restricted Subsidiary and any other Subsidiary of the Borrower that is not a Restricted Subsidiary, (C) between any Guarantor and any of its Subsidiaries, and (D) between the Borrower or any of its Subsidiaries and their respective employees to make loans to such employees for purposes of exercising stock options of such employees and paying tax liabilities of such employees associated therewith, and

          (ii) transactions between the Borrower or any Subsidiary or other Investment Company sponsored by the Borrower or any Subsidiary or for which the Borrower or any Subsidiary provides advisory, administrative, supervisory, management, consulting, underwriting or similar services, that are otherwise permissible under the Investment Company Act of 1940, the Investment Advisers Act of 1940 and the applicable management contract.

          Section 5.03 Financial Covenants. So long as any Advance shall remain
                       -------------------
unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

     (a) Debt/EBITDA Ratio. Maintain at the end of each fiscal quarter of the
         -----------------
Borrower a Debt/EBITDA Ratio of not greater than 3.00:1.00.

     (b) Coverage Ratio. Maintain at the end of each fiscal quarter of the
         --------------
Borrower a ratio of EBITDA for the four consecutive fiscal quarters of the Borrower ended on or immediately prior to the date of determination to interest payable on, and amortization of debt discount in respect of, Adjusted Debt for such period, of not less than 4.00:1.00.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

          Section 6.01 Events of Default. If any of the following events
                       -----------------
("Events of Default") shall occur and be continuing:
  -----------------

     (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within three days after the same becomes due and payable; or

     (b) Any representation or warranty made by the Borrower or any Loan Party under any Loan Document or by the Borrower (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

     (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (e) or (j), 5.02 or 5.03, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by an Agent or any Lender; or

     (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $50,000,000 (or the equivalent thereof in any other currencies) in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

     (e) The Borrower or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

     (f) Any judgment or order for the payment of money in excess of $50,000,000 (or the equivalent thereof in any other currencies) shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (i) the amount of such judgment or order in excess of $50,000,000 (or the equivalent thereof in any other currencies) is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such excess amount; or

     (g) Any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (h) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 33% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower; or

     (i) Any ERISA Event shall have occurred with respect to a Plan, or any Loan Party or any ERISA Affiliate shall have incurred or be reasonably expected to incur liability under Section 4064 or 4069 of ERISA, and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates incurred or expected to be incurred with respect to
Section 4064 or 4069 of ERISA or related to such ERISA Event) exceeds $25,000,000; or

     (j) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $25,000,000 or requires payments exceeding $5,000,000 per annum; or

     (k) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $25,000,000; or

     (l) Any governmental authority or regulatory body shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which prohibits, enjoins or otherwise restricts the Borrower or any of its Subsidiaries in a manner that has a Material Adverse Effect;

then, and in any such event, the Funding Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII

                                   THE AGENTS

          Section 7.01 Authorization and Action. Each Lender hereby appoints and
                       ------------------------
authorizes the Funding Agent and the Co-Syndication Agents to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Funding Agent and the Co-Syndication Agents by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Funding Agent and the Co-Syndication Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that neither the Funding Agent nor any Co-Syndication Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. The Funding Agent and each Co-Syndication Agent agree to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          Section 7.02 Agents' Reliance, Etc. Neither the Funding Agent, any
                       ---------------------
Co-Syndication Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (i) may treat the payee of any Note as the holder thereof until the Funding Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07;
(ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          Section 7.03 Citibank, Bank of America and Affiliates. With respect to
                       ----------------------------------------
its Commitment, the Advances made by it and the Note issued to it, each of Citibank and Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of Citibank and Bank of America in its individual capacity. Each of Citibank and Bank of America and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank and Bank of America were not Agents and without any duty to account therefor to the Lenders.

          Section 7.04 Lender Credit Decision. Each Lender acknowledges that it
                       ----------------------
has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          Section 7.05 Indemnification. The Lenders agree to indemnify the
                       ---------------
Funding Agent and each Co-Syndication Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement (collectively, the "Indemnified
                                                               -----------
Costs"), provided that no Lender shall be liable for any portion of such
-----
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Funding Agent and each Co-Syndication Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Agent, any Lender or a third party.

          Section 7.06 Successor Agents. The Funding Agent may resign at any
                       ----------------
time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Funding Agent with the consent, so long as no Event of Default has occurred and is continuing, of the Borrower (which consent shall not be unreasonably withheld or delayed). If no successor Funding Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Funding Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Funding Agent, then the retiring Funding Agent may, on behalf of the Lenders, appoint a successor Funding Agent, which shall be an Eligible Assignee. Upon the acceptance of any appointment as Funding Agent hereunder by a successor Funding Agent, such successor Funding Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Funding Agent, and the retiring Funding Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Funding Agent's resignation or removal hereunder as Funding Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Funding Agent under this Agreement.

     (a) Any Co-Syndication Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower.

          Section 7.07 Co-Agents. The co-agents shall have no duties or
                       ---------
obligations under this Agreement or the other Loan Documents in their capacities as co-agents.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 8.01 Amendments, Etc. No amendment or waiver of any provision
                       ---------------
of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase or extend the Commitments of the Lenders (other than pursuant to Section 2.05(b) or 2.17) or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) release any obligations of the Guarantors or (g) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Funding Agent or any Co-Syndication Agent (as the case may be) in addition to the Lenders required above to take such action, affect the rights or duties of the Funding Agent or such Co-Syndication Agent under this Agreement or any Note.

          Section 8.02 Notices, Etc. All notices and other communications
                       ------------
provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 11 Devonshire Square, London EC2N 4YR, England, Attention: Michael S. Perman, with a copy to 1315 Peachtree Street N.E., Suite 500, Atlanta, Georgia 30309, Attention: Mark Bole; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Funding Agent pursuant to Article II, at its address at 100 Tryon Street, Charlotte, North Carolina 28255, Attention:
Margaret Rhodes, and if the Funding Agent pursuant to any provision of this Agreement other than Article II, at its address at 600 Peachtree Street N.E., Atlanta, Georgia 30308, Attention: Betty Reed; or, as to the Borrower or the Funding Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Funding Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Funding Agent pursuant to Article II, III or VII shall not be effective until received by the Funding Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          Section 8.03 No Waiver; Remedies. No failure on the part of any
                       -------------------
Lender, any Co-Syndication Agent or the Funding Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 8.04 Costs and Expenses. The Borrower agrees to pay on demand
                       ------------------
all costs and expenses of the Agents in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agents with respect thereto and with respect to advising each Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Agents and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for each Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

     (a) The Borrower agrees to indemnify and hold harmless the Funding Agent, each Co-Syndication Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified
                                                               -----------
Party") from and against any and all claims, damages, losses, liabilities and
-----
expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, except to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against the Funding Agent, any Co-Syndication Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

     (b) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(c) or (d), 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Funding Agent), pay to the Funding Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance, less the return such Lender reasonably expects to receive on its redeployment of funds.

     (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

          Section 8.05 Right of Set-off. Upon the occurrence and during the
                       ----------------
continuance of any Event of Default, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

          Section 8.06 Binding Effect. This Agreement shall become effective
                       --------------
when it shall have been executed by the Borrower and the Funding Agent and each Co-Syndication Agent, the conditions precedent set forth in Section 3.01 shall have been satisfied and when the Funding Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Funding Agent, each Co-Syndication Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          Section 8.07 Assignments and Participations. (a) Each Lender may, with
                       ------------------------------
the consent, not to be unreasonably withheld, of the Funding Agent and, unless an Event of Default has occurred and is continuing, the Borrower and, if demanded by the Borrower at a time when no Default has occurred and is continuing (following a demand by such Lender pursuant to

Section 2.11 or 2.14 or a notice by such Lender pursuant to Section 2.12) upon at least five Business Days' notice to such Lender and the Funding Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $15,000,000, (iii) unless an Event of Default shall have occurred and be continuing, each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Funding Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) any demand by the Borrower pursuant to this Section 8.07(a) shall be made on all Lenders that have made a demand pursuant to Section 2.11 or 2.14 or given notice pursuant to
Section 2.12, as the case may be, and (vii) the parties to each such assignment shall execute and deliver to the Funding Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500 provided that, in the case of an assignment of rights and obligations under this Agreement as a result of a demand by the Borrower, the Borrower shall pay the processing and recordation fee of $3,500, which fee shall not be payable if the assignee is an existing Lender; provided further, that the consent of the Funding Agent and the Borrower shall not be required in the case of any assignment by a Lender to one or more of such Lender's Affiliates. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Funding Agent, any Co-Syndication Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Funding Agent and each Co-Syndication Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

     (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Funding Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Funding Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

     (d) The Funding Agent shall maintain at its address referred to in Section
8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be
                        --------
conclusive and binding for all purposes, absent manifest error, and the Borrower, the Funding Agent, each Co-Syndication Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Funding Agent, each Co-Syndication Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) all amounts payable to a Lender under this Agreement (including, without limitation, Sections 2.11, 2.14 and 8.04) shall be determined as if such Lender had not granted any such participations and (vi) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender by executing a confidentiality letter substantially in the form of Exhibit H.

     (g) Any Lender may at any time, without the consent of the Funding Agent or the Borrower, create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     (h) Any Lender may at any time, without the consent of the Funding Agent or the Borrower, but with notice to the Funding Agent, assign all or a part of its rights under this Agreement to any Affiliate of such Lender.

     (i) Notwithstanding any other provision of this Agreement, no assignee of a Lender, which as of the date of any assignment to it pursuant to this Section
8.07 would be entitled to receive any greater payment under Section 2.11 or 2.14 than the assigning Lender would have been entitled to receive as of such date under such Sections with respect to the rights assigned, shall be entitled to receive any greater payments than such assigning Lender would have been entitled to receive unless the Borrower has expressly consented in writing to waive the benefit of this provision at the time of such assignment.

          Section 8.08 Confidentiality. None of the Funding Agent, any
                       ---------------
Co-Syndication Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to such Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by
Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process (provided that, to the extent practicable and legally permissible, such party shall give the Borrower prior notice of any such legally required disclosure) and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

          Section 8.09 Governing Law. This Agreement and the Notes shall be
                       -------------
governed by, and construed in accordance with, the laws of the State of New
York.

          Section 8.10 Execution in Counterparts.
                       -------------------------

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          Section 8.11 Jurisdiction, Etc. (a) Each of the parties hereto hereby
                       -----------------
irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Borrower hereby agrees that service of process in any such action or proceeding brought in any such New York State court or in such federal court may be made upon the Borrower c/o AVZ Inc. at its offices at 1315 Peachtree Street N.E., Suite 500, Atlanta, Georgia 30309, Attention: General Counsel (the "Process Agent"), and hereby further agrees that the failure of the
              ------- -----
Process Agent to give any notice of any such service to the Borrower shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) To the extent that the Borrower has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

          Section 8.12 Judgment. (a) Rate of Exchange. If, for the purpose of
                       --------      ----------------
obtaining judgment in any court, it is necessary to convert a sum due hereunder or under the Notes in another currency into Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Funding Agent could purchase such other currency with Dollars in New York City, New York, at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

     (b) Indemnity. The obligation of the Borrower in respect of any sum due
         ---------
from it to any Agent or any Lender hereunder or under any Note shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day next succeeding receipt by such Agent or such Lender of any sum adjudged to be so due in such other currency, such Agent or such Lender, as the case may be, may, in accordance with normal banking procedures, purchase Dollars with such other currency. If the Dollars so purchased are less than the sum originally due to such Agent or such Lender in Dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or such Lender against such loss, and if the Dollars so purchased exceed the sum originally due to any Agent or any Lender in Dollars, such Agent or such Lender agrees to remit to the Borrower such excess.

          Section 8.13 Waiver of Jury Trial. Each of the Borrower, the Funding
                       --------------------
Agent, the Co-Syndication Agents and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                AMVESCAP PLC


                                                By /s/ Charles W. Brady
                                                   -----------------------------
                                                   Title:  Chairman and CEO

                                                BANK OF AMERICA, N.A.,
                                                as Funding Agent


                                                By /s/ Joan L. D'Amico
                                                   -----------------------------
                                                   Title:  Managing Director

                                 Lead Arrangers
                                 --------------

$77,727,272.70                             CITIBANK, N.A.


                                           By /s/ Robert A. Danziger
                                              ----------------------------------
                                              Title:  Attorney in Fact

$77,727,272.70                             BANK OF AMERICA, N.A.


                                           By /s/ Joan L. D'Amico
                                              ----------------------------------
                                              Title:  Managing Director

$77,727,272.70                             HSBC BANK PLC


                                           By /s/ Robin E. Penfold
                                              ----------------------------------
                                              Title:  Head of Fund Managers and
                                                      Consumer Finance

                                   Lead Agents
                                   -----------

$57,272,727.30                             DEUTSCH BANK AG, NEW YORK AND/OR
                                           CAYMAN ISLANDS BRANCH


                                           By /s/ Alan Krouk
                                              ----------------------------------
                                              Title:  Vice President


                                           By /s/ John S. McGill
                                              ----------------------------------
                                              Title:  Director

$57,272,727.30                             SUNTRUST BANK


                                           By /s/ Daniel S. Komitor
                                              ----------------------------------
                                              Title:  Director

                                 Managing Agents
                                 ---------------

$45,000,000.00                             CIBC INC.


                                           By /s/ Robert Mendeles
                                              ----------------------------------
                                              Title:  Executive Director

$45,000,000.00                             THE CHASE MANHATTAN BANK


                                           By /s/ Elizabeth H. Schwabe
                                              ----------------------------------
                                              Title:  Managing Director

$45,000,000.00                             ROYAL BANK OF CANADA EUROPE LIMITED


                                           By /s/ John Hopper
                                              ----------------------------------
                                              Title:  Senior Manager

$45,000,000.00                             THE ROYAL BANK OF SCOTLAND PLC


                                           By /s/ Clark McGinn
                                              ----------------------------------
                                              Title:  Senior Vice President

$45,000,000.00                             WACHOVIA BANK, N.A.


                                           By /s/ Brantley Echols
                                              ----------------------------------
                                              Title:  Senior Vice President

                                     Lenders
                                     -------

$36,818,181.80                             BANK ONE, NA


                                           By /s/ Nicole Holzapfel
                                              ----------------------------------
                                              Title:  Director, Capital Markets

$36,818,181.80                             THE BANK OF NEW YORK


                                           By /s/ Timothy L. Somers
                                              ----------------------------------
                                               Title:  Vice President

$36,818,181.80                             BARCLAYS BANK PLC


                                           By /s/ Marlene Wechselblatt
                                              ----------------------------------
                                              Title:  Vice President

$36,818,181.80                             BNP PARIBAS


                                           By /s/ Lauren Vanderzypre/
                                                  Marguerite L. Lebor
                                              ----------------------------------
                                              Title:  Vice President/Associate

$36,818,181.80                             FLEET NATIONAL BANK


                                           By /s/ Robert McClelland
                                              ----------------------------------
                                              Title:  Director

$36,818,181.80                             MELLON BANK, N.A.


                                           By /s/ Marla A. DeYulis
                                              ----------------------------------
                                              Title:  Lending Officer

$36,818,181.80                             STATE STREET BANK AND TRUST
                                           COMPANY


                                           By /s/ Steven G. Caron
                                              ----------------------------------
                                              Title:  Vice President

$36,818,181.80                             THE TORONTO-DOMINION BANK


                                           By /s/ Carolyn R. Faeth
                                              ----------------------------------
                                              Title:  Mgr. Cr. Admin.

$32,727,272.70                             WESTDEUTSCHE LANDESBANK
                                           GIROZENTRALE, NEW YORK BRANCH


                                           By /s/ Kathleen Bowers
                                              ----------------------------------
                                              Title:  Associate Director


                                           By /s/ David J. Sellers
                                              ----------------------------------
                                              Title:  Director


$900,000,000               Total of the Commitments

                                   SCHEDULE I
                       LIST OF APPLICABLE LENDING OFFICES

--------------------------------------------------------------------------------------------------------------------
        Name of Initial Lender                  Domestic Lending Office               Eurodollar Lending Office
        ----------------------                  -----------------------               -------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.
--------------------------------------------------------------------------------------------------------------------
The Bank of New York                     One Wall Street, 17th Floor            One Wall Street, 17th Floor
                                         New York, NY  10286                    New York, NY  10286
                                         Attn:  Sally Persaud                   Attn:  Sally Persaud
                                         T:  212 635-7392                       T:  212 635-7392
                                         F:  212 635-6348                       F:  212 635-6348
--------------------------------------------------------------------------------------------------------------------
Bank One, NA                             One Bank One Plaza                     One Bank One Plaza
                                         Chicago, IL  60670                     Chicago, IL  60670
                                         Attn:  Yuvette Owens                   Attn:  Yuvette Owens
                                         T:  312 732-4855                       T:  312 732-4855
                                         F:  312 732-3537                       F:  312 732-3537
--------------------------------------------------------------------------------------------------------------------
Barclays Bank PLC                        222 Broadway                           222 Broadway
                                         New York, NY  10038                    New York, NY  10038
                                         Attn:                                  Attn:
                                         T:  212 412-3701                       T:  212 412-3701
                                         F:  212 412-5306                       F:  212 412-5306
--------------------------------------------------------------------------------------------------------------------
BNP Paribas                              787 Seventh Avenue                     787 Seventh Avenue
                                         New York, Y  10019                     New York, Y  10019
                                         Attn:  Laurent Vanderzyppe             Attn:  Laurent Vanderzyppe
                                         T:  212 841-8927                       T:  212 841-8927
                                         F:  212 841-2533                       F:  212 841-2533
--------------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank                 270 Park Avenue, 15th Floor            270 Park Avenue, 15th Floor
                                         New York, NY  10017                    New York, NY  10017
                                         Attn:  Elisabeth Schuabe               Attn:  Elisabeth Schuabe
                                         T:  212 270-4954                       T:  212 270-4954
                                         F:  212 270-1511                       F:  212 270-1511
--------------------------------------------------------------------------------------------------------------------
CIBC Inc.                                2727 Paces Ferry Road                  2727 Paces Ferry Road
                                         Suite 1200                             Suite 1200
                                         2 Paces West, Building 2               2 Paces West, Building 2
                                         Atlanta, GA  30339                     Atlanta, GA  30339
                                         Attn:  Ava Cool                        Attn:  Ava Cool
                                         T:  770 319-4816                       T:  770 319-4816
                                         F:  770 319-4950                       F:  770 319-4950
--------------------------------------------------------------------------------------------------------------------
Citibank, N.A.                           388 Greenwich Street                   388 Greenwich Street
                                         New York, NY  10013                    New York, NY  10013
                                         Attn:  Michael Secondo                 Attn:  Michael Secondo
                                         T:  212 816-3518                       T:  212 816-3518
                                         F:  212 816-4140                       F:  212 816-4140
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Deutsche Bank AG, New York and/or        130 Liberty Street                     130 Liberty Street
Cayman Islands Branch                    Mail Stop NYC02-1414                   Mail Stop NYC02-1414
                                         New York, NY  10006                    New York, NY  10006
                                         Attn:  Thomas Balacki                  Attn:  Thomas Balacki
                                         T:  212 250-5386                       T:  212 250-5386
                                         F:  212 669-1706                       F:  212 669-1706
--------------------------------------------------------------------------------------------------------------------
Fleet National Bank                      100 Federal Street                     100 Federal Street
                                         MA DE 10010H                           MA DE 10010H
                                         Boston, MA  02110                      Boston, MA  02110
                                         Attn:  Robert McClelland               Attn:  Robert McClelland
                                         T:  617 434-3710                       T:  617 434-3710
                                         F:  617 434-1096                       F:  617 434-1096
--------------------------------------------------------------------------------------------------------------------
HSBC Bank PLC                            24-32 Poultry                          24-32
                                         London EC2P 2BX                        London EC2P 2BX
                                         Attn:  John Ross                       Attn:  John Ross
                                         T:  44 020 7260-7193                   T:  44 020 7260-7193
                                         F:  44 020 7260-7393                   F:  44 020 7260-7393
--------------------------------------------------------------------------------------------------------------------
Mellon Bank, N.A.                        One Mellon Bank Center                 One Mellon Bank Center
                                         Pittsburgh, PA  15258                  Pittsburgh, PA  15258
                                         Attn:  Marla A. De Yulis               Attn:  Marla A. De Yulis
                                         T:  412 236-9141                       T:  412 236-9141
                                         F:  412 234-9047                       F:  412 234-9047
--------------------------------------------------------------------------------------------------------------------
Royal Bank of Canada Europe Limited      71 Queen Victoria Street               71 Queen Victoria Street
                                         London, England EC4V 4DE               London, England EC4V 4DE
                                         Attn:  John Hopper                     Attn:  John Hopper
                                         T:  44 207 653 4070                    T:  44 207 653 4070
                                         F:  44 207 489 1675                    F:  44 207 489 1675
--------------------------------------------------------------------------------------------------------------------
The Royal Bank of Scotland               65 East 55th Street, 21st Floor        65 East 55th Street, 21st Floor
                                         New York, NY  10022                    New York, NY  10022
                                         Attn:  Sheila Shan                     Attn:  Sheila Shan
                                         T:  212 401-1338                       T:  212 401-1338
                                         F:  212 401-1336                       F:  212 401-1336
--------------------------------------------------------------------------------------------------------------------
State Street Bank and Trust Company      225 Franklin Street                    225 Franklin Street
                                         Boston, MA  02110                      Boston, MA  02110
                                         Attn:  Allison King                    Attn:  Allison King
                                         T:  617 664-3657                       T:  617 664-3657
                                         F:  617 664-3674                       F:  617 664-3674
--------------------------------------------------------------------------------------------------------------------
Suntrust Bank                            25 Park Place                          25 Park Place
                                         Atlanta, GA  30303                     Atlanta, GA  30303
                                         Attn:  Tom Presley                     Attn:  Tom Presley
                                         T:  404 588-7077                       T:  404 588-7077
                                         F:  404 230-1910                       F:  404 230-1910
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Toronto Dominion Bank                    909 Fannin Street, 17th Floor          909 Fannin Street, 17th Floor
                                         Houston, TX  77010                     Houston, TX  77010
                                         Attn:  Carolyn Faeth                   Attn:  Carolyn Faeth
                                         T:  713 427-8520                       T:  713 427-8520
                                         F:  713 951-9921                       F:  713 951-9921
--------------------------------------------------------------------------------------------------------------------
Wachovia Bank, N.A.
--------------------------------------------------------------------------------------------------------------------
Westdeutsche Landesbank Girozentrale     1211 Avenue of the Americas
                                         New York, NY  10036
                                         Attn:  Brian Wilson
                                         T:  212 597-1442
                                         F:  212 302-7946
--------------------------------------------------------------------------------------------------------------------

                                                                  EXECUTION COPY

                                U.S. $900,000,000

                           FIVE YEAR CREDIT AGREEMENT

                            Dated as of June 18, 2001

                                      Among

                                  AMVESCAP PLC
                                   as Borrower
                                   -- --------

                                       and

                        THE INITIAL LENDERS NAMED HEREIN
                               as Initial Lenders
                               -- ------- -------

                                       and

                                 CITIBANK, N.A.
                              BANK OF AMERICA, N.A.
                                       and
                                  HSBC BANK PLC
                            as Co-Syndication Agents
                            -- -------------- ------

                                       and

                              BANK OF AMERICA, N.A.
                                as Funding Agent
                                -- ------- -----

           ----------------------------------------------------------

                            SALOMON SMITH BARNEY INC.
                         BANC OF AMERICA SECURITIES LLC
                                       and
                           HSBC SECURITIES (USA) INC.
                    as Joint Lead Arrangers and Book Managers
                    -- ----- ---- --------- --- ---- --------

                                Table of Contents

                                                                                                                        Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS................................................................................1

         Section 1.01      Certain Defined Terms..........................................................................1
         Section 1.02      Computation of Time Periods...................................................................14
         Section 1.03      Accounting Terms..............................................................................14

ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES.............................................................................14

         Section 2.01      The Advances..................................................................................14
         Section 2.02      Making the Advances...........................................................................14
         Section 2.03      [Intentionally ommitted]......................................................................16
         Section 2.04      Fees16
         Section 2.05      Termination, Reduction or Increase of the Commitments.........................................16
         Section 2.07      Repayment of Advances.........................................................................18
         Section 2.08      Interest on Advances..........................................................................18
         Section 2.09      Interest Rate Determination...................................................................19
         Section 2.10      Optional Conversion of Advances...............................................................20
         Section 2.11      Prepayments of Advances.......................................................................20
         Section 2.13      Increased Costs...............................................................................21
         Section 2.14      Illegality....................................................................................22
         Section 2.15      Payments and Computations.....................................................................23
         Section 2.16      Taxes    24
         Section 2.17      Sharing of Payments, Etc......................................................................27
         Section 2.18      Use of Proceeds...............................................................................28
         Section 2.19      Extension of Termination Date.................................................................28

ARTICLE III CONDITIONS TO EFFECTIVENESS AND LENDING......................................................................30

         Section 3.01      Conditions Precedent to Effectiveness.........................................................30
         Section 3.02      Conditions Precedent to Each Borrowing and Each Extension Date................................31
         Section 3.03      Determinations Under Section 3.01.............................................................32

ARTICLE IV REPRESENTATIONS AND WARRANTIES................................................................................32

         Section 4.01      Representations and Warranties of the Borrower................................................32

ARTICLE V COVENANTS OF THE BORROWER......................................................................................36

         Section 5.01      Affirmative Covenants.........................................................................36
         Section 5.02      Negative Covenants............................................................................39
         Section 5.03      Financial Covenants...........................................................................43

ARTICLE VI EVENTS OF DEFAULT.............................................................................................43

         Section 6.01      Events of Default.............................................................................43

ARTICLE VII THE AGENTS...................................................................................................46

         Section 7.01      Authorization and Action......................................................................46
         Section 7.02      Agents' Reliance, Etc.........................................................................46
         Section 7.03      Citibank, Bank of America and Affiliates......................................................47
         Section 7.04      Lender Credit Decision........................................................................47
         Section 7.05      Indemnification...............................................................................47
         Section 7.06      Successor Agents..............................................................................48
         Section 7.07      Co-Agents.....................................................................................49

ARTICLE VIII MISCELLANEOUS...............................................................................................49

         Section 8.01      Amendments, Etc...............................................................................49
         Section 8.02      Notices, Etc..................................................................................49
         Section 8.03      No Waiver; Remedies...........................................................................50
         Section 8.04      Costs and Expenses............................................................................50
         Section 8.05      Right of Set-off..............................................................................51
         Section 8.06      Binding Effect................................................................................51
         Section 8.07      Assignments and Participations................................................................51
         Section 8.08      Confidentiality...............................................................................54
         Section 8.09      Governing Law.................................................................................55
         Section 8.10      Execution in Counterparts.....................................................................55
         Section 8.11      Jurisdiction, Etc.............................................................................55
         Section 8.12      Judgment......................................................................................56
         Section 8.13      Waiver of Jury Trial..........................................................................56

Schedules
---------

Schedule I             -   List of Applicable Lending Offices

Schedule 4.01(b)       -   Subsidiaries

Schedule 4.01(d)       -   Required Authorizations and Approvals

Schedule 4.01(i)       -   Disclosed Litigation

Schedule 4.01(v)       -   Existing Debt

Schedule 5.02(a)       -   Existing Liens

Exhibits
--------

Exhibit A              -   Form of Note

Exhibit B              -   Form of Notice of Borrowing

Exhibit C              -   Form of Assignment and Acceptance

Exhibit D              -   Form of Assumption Agreement

Exhibit E              -   Form of Guaranty

Exhibit F              -   Form of Opinion of New York Counsel for the Borrower

Exhibit G              -   Form of Opinion of English Counsel for the Borrower

Exhibit H              -   Form of Confidentiality Letter

Exhibit I              -   UK Tax Compliance Certificate